UNITIED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13(a) or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 13, 2003

NetNation Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26881	33-0803438
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

1410 - 555 West Hastings Street
Vancouver, British Columbia, Canada	V6B 4N6

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 604.688.8946

None

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On June 13, 2003 NetNation Communications, Inc. (Nasdaq: NNCI) announced that it has entered into an agreement and plan of merger with Hostway Corporation, a private corporation, in which Hostway seeks to acquire all of NetNation’s outstanding shares for cash. In return for all outstanding shares, NetNation’s shareholders will collectively receive approximately $10 million in cash, subject to adjustments based on NetNation’s cash position at June 30, 2003. The transaction, which requires an independent fairness opinion and the approval of holders of a majority of NetNation’s outstanding shares, is expected to close in September 2003, subject to SEC review.

On June 13, 2003, NetNation issued a news release announcing that it had entered into the merger agreement. A copy of the news release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description___________________

99.1	News Release dated June 13, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETNATION COMMUNICATIONS, INC.

Date:	_____June 16, 2002_____	By:	/s/ Joseph Kibur_____________________
Joseph Kibur
Chief Executive Officer

Exhibit Index

Exhibit No.	Description___________________

99.1	News Release dated June 13, 2003

Exhibit 99.1

News Release

FOR RELEASE FRIDAY, JUNE 13, 2003 @ 4:00PM PDT

Hostway and NetNation announce merger plans

Vancouver, BC – June 13, 2003 – NetNation Communications, Inc. (Nasdaq: NNCI) announced today that it has entered into an agreement and plan of merger with Hostway Corporation, a private corporation, in which Hostway seeks to acquire all of NetNation’s outstanding shares for cash. In return for all outstanding shares, NetNation’s shareholders will collectively receive approximately $10 million in cash, subject to adjustments based on NetNation’s cash position at June 30, 2003. The transaction, which requires an independent fairness opinion and the approval of holders of a majority of NetNation’s outstanding shares, is expected to close in September 2003, subject to SEC review.

The deal comes after NetNation’s one for two and one-half (1:2.5) reverse stock split on June 13, 2003, but is calculated and based on the pre-consolidated share price and number of outstanding shares. Under the terms of the agreement, NetNation shareholders will receive the pre-consolidated price of $0.66 per share, plus or minus $0.01 per share for each full $152,000 change in NetNation’s cash from March 31, 2003 to June 30, 2003. An increase in cash will correspond to an increase in share price, while a decrease in cash will correspond to a decrease in share price. However, at no time will the share price go below $0.63 per share.

NetNation’s shares begin trading on a post-consolidation basis on Monday, June 16, 2003. The pre-consolidation price of $0.66 per share translates into a post-consolidation price of $1.65 per share.

“NetNation is a solid web hosting company with a proven track record with clients worldwide,” said Lucas Roh, CEO of Hostway. “The combination of our two complementary organizations has the clear strategic benefits of increased scale and new growth opportunities. In addition, this decisive move represents another milestone in our global expansion strategy. NetNation’s Vancouver operation will serve as our sixth international Web Hosting Center.”

“We are very pleased to enter into this merger agreement with Hostway, an organization recognized for its commitment to customer service, and quality products and services,” said David Talmor, President and Chairman of NetNation. “The proposed merger provides Hostway and NetNation customers with truly global reach in six centers around the world, and the combined strengths of both companies will benefit our customers through service innovations and even better customer service.”

About NetNation Communications, Inc.

NetNation Communications, Inc. (http://www.netnation.com) is a pioneer in web hosting and domain name registration. With more than six years in operation, the Company has extended its products to offer enhanced-dedicated servers, co-location, shared hosting and managed services to clients worldwide. NetNation is recognized by industry evaluators for its excellent customer service and support, as reflected by its frequent top web host rankings worldwide. The Company was recently ranked the fourth fastest growing company in British Columbia by Business in Vancouver magazine, based on percentage revenue growth from 1997 to 2001.

About Hostway

Hostway Corporation (http://www.hostway.com) provides award-winning web hosting services with five locations in the US, the UK, the Netherlands, Korea, and Australia. Serving customers both small and large, Hostway provides best of breed hosting infrastructure with innovative online tools to help customers broaden their reach and grow their businesses online. Hostway offers a wide range of managed hosting services ranging from simple shared hosting plans to complex dedicated server programs to over 100,000 customers worldwide.

Hostway’s recent launch of the TruFlex line of dedicated servers with its simple, flat pricing underscores their commitment to innovation, security, and affordability.

INVESTOR NOTICE

NetNation Communications, Inc. (“NetNation”) will file a proxy statement and other relevant documents concerning the proposed acquisition with the SEC. Investors of NetNation are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the web site maintained by the SEC at www.sec.gov.

NetNation and its directors and executive officers, and certain of its employees, may be deemed to be participants in the solicitation of proxies from the stockholders of NetNation in connection with the acquisition. These participants may have interests in the acquisition, including interests resulting from holding shares of NetNation. Information about the interests of directors and executive officers of NetNation and their ownership of securities of NetNation will be set forth in the proxy statement.

Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the following: (1) technological changes or changes in the competitive environment adversely affecting the service-packages, market share, revenues or margins of the combined business; (2) changes in general economic, financial or business conditions adversely affecting the combined business or the markets in which it operates and adversely affecting future revenues; (3) availability of financial resources to carry out plans; and (4) authorization from third parties to carry out plans. The matters discussed in this news release also involved risks and uncertainties described from time to time in NetNation’s filings with the Securities and Exchange Commission, including the most recent Form 10-K filed on February 11, 2003, Form 10-Q filed on May 13, 2003, and Forms 8-K and other filings. NetNation assumes no obligation to update any forward-looking information contained in this news release.

NetNation is a registered trademark of NetNation Communications, Inc. and DomainPeople is a trademark of DomainPeople, Inc. All other products and company names are the trademarks or registered trademarks of their respective owners.

NetNation Contact:	Hostway Contact:
Jay Elliott	John Lee
1 604 688 8946 ext. 216	1 312 236 2132
mr@netnation.com	pr@hostway.com